EXHIBIT 10.9
                                                                    ------------

                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT (the "Agreement") dated June 18, 2002 by and between DRVR, Inc., a Florida corporation with an address at 12514 West Atlantic Blvd, Coral Springs, 33071 (the "Company") a wholly owned subsidiary of DriverShield Corp. ("DriverShield"), and Steven T. DeLisi, residing at 450 Beldon Hill Road, Wilton, CT 06897 (the "Executive").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company desires that Executive be employed by it and render services to it, and Executive is willing to be so employed and to render such services to the Company, all on the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       Employment
                  ----------

         Subject to and upon the terms and conditions contained in this Agreement, the Company hereby employs Executive, for the period set forth in Paragraph 2 (subject to the terms and conditions of this Agreement), to render the services to the Company, its affiliates and/or subsidiaries described in Paragraph 3.

         2.       Term
                  ----

         The Executive's term of employment under this Agreement shall commence on September 3, 2002, or such earlier date as mutually agreed upon between the Company and the Executive (the "Commencement Date") and shall continue for a period that terminates on December 31, 2004 (the "Expiration Date"), unless earlier terminated under the terms and conditions herein (the "Employment Term").




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         3.       Duties
                  ------

                  (a) Executive's responsibilities shall be to manage and direct the operational affairs of the Company as defined in a business plan related to the auditing of hospital receivables payable by insurance carriers, or as shall from time to time be designated by the Chief Executive Officer ("CEO") of DriverShield. The Executive shall be based in his own home office and shall have the title of President of the Company.

                  (b) Executive agrees to abide by all By-Laws and policies of the Company and/or DriverShield promulgated from time to time by the Company and/or DriverShield.

         4.       Exclusive-Services and Best Efforts
                  -----------------------------------

         Executive shall devote his entire working time, attention, best efforts and ability exclusively to the service of the Company, its affiliates and subsidiaries during the term of this Agreement.

         5.       Compensation
                  ------------

                  (a) Base Salary. Commencing on the Commencement Date, the Executive shall receive an annual salary, payable pursuant to the Company's normal payroll procedures in place from time to time, during the Employment Term, in the amount of One Hundred Seventy-five Thousand Dollars ($175,000), subject to all required federal, state and local payroll deductions. The Executive's Base Salary may be increased upon the recommendation of the CEO and the approval of the Board of Directors of DriverShield.

                  (b) Incentive Compensation. The Executive shall participate in the DriverShield's Corporate Incentive Compensation Program as approved and authorized by the Board of Directors of DriverShield, subject to amendment by the Board of Directors or the Compensation Committee of the Board of Directors of DriverShield.

                  Additionally, the Executive shall receive an additional bonus equal to fifty percent (50%) of the Executive's Base Salary upon the Company achieving a net profit contribution of at least Twenty-five thousand dollars ($25,000) per month for three (3) consecutive months (the "Initial Bonus").

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

Thereafter, the Board of Directors of DriverShield shall establish reasonable new bonus targets consistent with the Executive's proven performance as of that date offering the Executive the opportunity to earn a bonus up to fifty percent (50%) of the Base Salary, plus no less than five percent (5%) of all net profits of the Company.

                  Prior to receiving the Initial Bonus, the Executive shall receive an interim bonus of Five thousand dollars ($5,000) for each hospital that enters into a contract for the intended services to be provided by the Company (the "Interim Bonus"). Any Interim Bonus paid shall be offset against the Initial Bonus.

                  (c) The Executive shall be granted a stock option under the DriverShield 1995 Incentive Stock Plan (the "Plan") with the right to purchase up to 250,000 shares of DriverShield common stock (the "Stock Option"). The Stock Option shall be granted at a price equal to $1.25 per share within five
(5) days of the Company receiving a copy of this Agreement that has been executed by the Executive. The Stock Option shall become exercisable in one-third increments upon the first, second and third anniversary of the Stock Option grant. Additionally, should a Change in Control, as hereinafter defined, occur, only to the extent that DriverShield or the Company does not lose any deductions that would be otherwise be deductible under Section 280G of the Internal Revenue Code, the Employee's Stock Option shall become fully exercisable. The Company will provide the Executive a Stock Option Contract for his signature that will set out the terms of the option. This Stock Option shall be subject to the terms of the Plan.

         6.       Business Expenses
                  -----------------

         Executive shall be reimbursed for only those business expenses incurred by him (a) which are reasonable and necessary for Executive to perform his duties under this Agreement in accordance with policies established from time to time by the Company, and (b) for which Executive has submitted vouchers and/or receipts. The Executive shall be issued a corporate credit card that he shall use solely for business expenses that are reasonable and necessary for the Executive to perform his duties under this Agreement in accordance with policies established from time to time by the Company. The Company will reimburse the Executive for the cost of a land telephone in the Executive's home office and a cellular telephone. The Company will provide the Executive a laptop computer for business use.

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         7.       Executive Benefits
                  ------------------

         During the Employment Term, Executive shall participate, to the extent he is eligible under the terms and conditions thereof, in any health, life, disability insurance, or 401(k) plan, or other employee benefit plans maintained by Employer (but nothing herein shall obligate the Company to establish or maintain any such benefit plan). Executive will not be covered under the Company's health insurance until the Executive has been employed by the Company for more than ninety (90) days. The Executive shall be reimbursed for any payments he must make to continue his health insurance under the COBRA benefits offered by his former employer, until the Executive is covered under the Company's health insurance plan.

         The Company shall pay the Executive a monthly automobile allowance of Five Hundred Dollars ($500).

         8.       Vacation and Sick Leave
                  -----------------------

         Executive shall be entitled to four (4) weeks of vacation per annum during the Employment Term, in accordance with the DriverShield written policies concerning vacation and sick days, and shall be taken at such times as may be mutually agreed upon by the Company and Executive. The Executive shall be entitled to one (1) week of sick leave per annum during the Employment Term. Notwithstanding the above, should the Commencement Date occur prior to September 3, 2002, any vacation taken by the Executive in August 2002 shall be without pay and shall not be deducted from the Executive's annual vacation entitlement.

         9.       Death and Disability
                  --------------------

                  (a) The Employment Term shall terminate on the date of Executive's death, in which event Executive's salary payable pursuant to Paragraph 5 and any accrued vacation, through the date of Executive's death, shall be paid to his estate. Executive's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(a).

                  (b) If during the Employment Term, Executive, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of forty-five (45) consecutive days or ninety (90) days in the aggregate in any one

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calendar year, the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 45 or 90-day period, as the case may be, to Executive of its intention to do so, terminate this Agreement as of such date as may be set forth in the notice. In case of such termination, Executive shall be entitled to receive his salary payable pursuant to Paragraph 5 through the date of termination. Executive will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(b).

         10.      Termination
                  -----------

                  (a) The Company may terminate the employment of Executive For Cause (as hereinafter defined). Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Executive the unpaid prorated salary pursuant to Paragraph 5 earned or accrued up through the day on which Executive is terminated.

                  (b) The Company may terminate the employment of Executive Without Cause (as hereinafter defined). Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Executive the unpaid prorated salary pursuant to Paragraph 5 earned or accrued up through the day on which Executive is terminated, in addition to the lesser of (i) One Hundred thousand dollars ($125,000), or (ii) the Base Salary and other employee benefits that would have been paid the Executive from the date employment is terminated through the Expiration Date, but in no event for a period of less than ninety (90) days.

                  (c) As used herein, the term "For Cause" shall mean:

                           (i) any material breach of this Agreement by
Executive that, in the case of a breach that may be cured or remedied, is not cured or remedied to the reasonable satisfaction of the Company within 30 days after notice is given by the Company to Executive, setting forth in reasonable detail the nature of such breach;

                           (ii) Executive's failure to perform his duties and
services hereunder to the reasonable satisfaction of the CEO that, in the case of any such failure that may be cured or remedied, is not cured or remedied to the reasonable satisfaction of the CEO within thirty (30) days after notice is given by the Company to Executive, setting forth in reasonable detail the nature of such failure;

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                           (iii) any material act, or material failure to act,
by Executive in bad faith and to the material detriment of the Company; or

                           (iv) commission by Executive of a material act
involving moral turpitude, dishonesty, unethical business conduct, or any other conduct that significantly impairs the reputation of the Company, its subsidiaries or affiliates.

                           (v) the conviction of the Executive of a felony,
including the plea of nolo contendere

                  (d) As used herein, the term "Without Cause" shall mean:

                           (i) Termination by the Company of the Executive's
employment for any reasons other than For Cause, Death or Disability.

         11.      Disclosure of Information and Restrictive Covenant
                  --------------------------------------------------

                  (a) Executive acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and/or clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and/or clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known only to employees of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters. Confidential information and trade secrets include, but are not limited to, customer and client lists, price lists, marketing and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications or processes which are not in the public domain (all the foregoing shall be referred to herein as the "Confidential Information"). Executive agrees that in consideration of the execution of this Agreement by the Company, he will not use, or disclose to any third party, any of the Confidential Information, other than as required to perform his services hereunder or as directed or authorized by the DriverShield Board of Directors or CEO.

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

                  (b)

                           (i) Executive will not, at any time prior to the
Expiration Date, or if the Executive's employment shall terminate prior to the Expiration Date, then for a period of one (1) year after the Executive ceases to be employed by the Company, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchiser or franchisee, proprietor, syndicate member, or shareholder that operates a business or activity which competes with any business or activity engaged in by the Company.

                           (ii) Any time during his employment by the Company or
after the Executive ceases to be employed by the Company, divulge to any persons, firms or corporations, other than the Company (hereinafter referred to collectively as "third parties"), or use or allow or cause or authorize any third parties to use, any such Confidential Information; and

                           (iii) At any time during his employment by the
Company and for a period of one (1) year after the Executive ceases to be employed by the Company, solicit or cause or authorize directly or indirectly to be solicited, for or on behalf of the Executive or third parties, any business from persons, firms, corporations or other entities who were at any time within one (1) year prior to the cessation of his employment hereunder, customers of the Company; and

                           (iv) At any time during his employment by the Company
and for a period of one (1) year after the Executive ceases to be employed by the Company, accept or cause or authorize directly or indirectly to be accepted, for or on behalf of the Executive or third parties, any business from any such customers of this Company; and

                           (v) At any time during his employment by the Company
and for a period of one (1) year after the Executive ceases to be employed by the Company, solicit or cause or authorize directly or indirectly to be solicited for employment, for or on behalf of the Executive or third parties, any persons who were at any time within one year prior to the cessation of his employment hereunder, employees of the Company or its affiliates; and

                           (vi) At any time during his employment by the Company
and for a period of one year after the Executive ceases to be employed by the Company, employ or cause or authorize directly or indirectly to be employed, for or on behalf of the Executive or third parties, any such employees of the Company or its affiliates; and

                           (vii) At any time during his employment by the
Company and for a period of one (1) year after the Executive ceases to be employed by the Company, compete with the Company in any fashion or work for, advise, be a

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consultant to or an officer, director, agent or employee of or otherwise associate with any person, firm, corporation or other entity which is engaged in or plans to engage in a business or activity which competes with any business or activity engaged in by the Company or affiliate, or which is under development or in a planning stage by the Company or affiliate.

                           (viii) Notwithstanding the above, Subparagraphs
11(b)(iii) and (iv) shall not be effective so long as the Executive participates in any business that does not compete with the Company or DriverShield.

                  (c) Executive will not induce or persuade other employees of the Company or its affiliates to join him in any activity prohibited by Paragraph 11 or 12.

                  (d) This Paragraph 11 and Paragraph 12, 13, 14, 21. 23 and 24 shall survive the expiration or termination of the Agreement for any reason.

                  (e) It is expressly agreed by Executive that the nature and scope of each of the provisions set forth in Paragraphs 11 and 12 are reasonable and necessary. If, for any reason, any aspect of these provisions as they apply to Executive is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Executive acknowledges and agrees that his services are of a unique character and expressly grants to the Company or its affiliates, or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

         12.      Company Property
                  ----------------

                  (a) Any patents, inventions, discoveries, applications, processes or designs, devised, planned, applied, created, discovered or invented by Executive in the course of Executive's employment under this Agreement and which pertain to any aspect of the Company's or its respective subsidiaries' or affiliates' businesses shall be the sole and absolute property of the Company, and Executive shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

                  (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's

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business which Executive shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of the Employment Term, or, if earlier, upon demand by the Company, Executive shall promptly return to the Company all property of the Company in his possession. Executive further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Executive covenants that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

         13.      Remedy
                  ------

         It is mutually understood and agreed that Executive's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Executive, including, but not limited to, the breach of the nondisclosure, non-solicitation and non-compete clauses under Paragraphs 11 and 12 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the Company may be entitled to recover. Nothing herein shall be deemed to restrict any remedy available to Executive for breach of the Agreement by the Company.

         14.      Representations and Warranties of Executive and the Company
                  -----------------------------------------------------------

                  (a) In order to induce the Company to enter into this Agreement, Executive hereby represents and warrants to the Company as follows:
(i) Executive has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder: (ii) the execution and delivery of this Agreement by Executive and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Executive is a party or by which he is or may be bound or subject; and
(iii) Executive is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services. Notwithstanding the above, the Company acknowledges that it has reviewed the HCC Employment Agreement and the HCC Amendment (collectively referred to as the "HCC Documents" and except for the sixty (60) day written notice requirement for voluntary resignation as set forth in Section 6 of the

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HCC Employment Agreement, the HCC Documents do not place upon the Executive any restrictions upon him entering into this Employment Agreement.

                  (b) The Company hereby represents and warrants to Executive, as follows: (i) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action of the Company; and (ii) this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally.

         15.      Notices
                  -------

         All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, addressed to Executive at his address set forth on the first page of this Agreement, and to the Company at: 51 East Bethpage Road, Plainview, New York 11803, or effective July 1, 2002 at: 3075 Veterans Memorial Highway, Ronkonkoma, New York, or upon the Company's relocation to Florida at its address set forth on the first page of this Agreement, Attention: Barry Siegel, Chairman of the Board, with a copy to Meritz & Muenz LLP., Three Hughes Place, Dix Hills, New York 11746, Attention: Lawrence A. Muenz, or at such address as such party shall have designated by a notice given in accordance with this Paragraph 15, or when actually received by the party for whom intended, if sent by any other means.

         16.      Entire Agreement
                  ----------------

         This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

         17.      Severability
                  ------------

         If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

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         18.      Waivers, Modifications, Etc.
                  ---------------------------

         No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         19.      Assignment
                  ----------

         Neither this Agreement. nor any of Executive's rights, powers, duties or obligations hereunder, may be assigned by Executive. This Agreement shall be binding upon and inure to the benefit of Executive and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

         20.      Applicable Law
                  --------------

         This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

         21.      Jurisdiction and Venue
                  ----------------------

         It is hereby irrevocably agreed that all actions, suits or proceedings between the Company and Executive arising out of, in connection with or relating to this Agreement shall be exclusively heard and determined in, and the parties do hereby irrevocably submit to the exclusive jurisdiction of, the Supreme Court of the State of New York for Nassau or Suffolk County or the United States District Court for the Eastern District of New York. The parties

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also agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereby unconditionally waive any objection which either of them may now or hereafter have to the venue of any such action, suit or proceeding brought in any of the aforesaid courts, and waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         22.      Full Understanding
                  ------------------

         Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any, that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement. that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.

         23.      Severance
                  ---------

                  (a) Severance Benefits. If the Executive's employment shall be terminated by the Company within one (1) year after a Change in Control of the Company, for reasons other than for Termination for Cause, Retirement, Death or Disability, or terminated by the Executive for Good Reason within one (1) year after a Change in Control of the Company, then, subject to the limitations set forth in Subparagraph 23(c) below, the Executive shall be entitled to the benefits provided below:

                           (i) the Company shall pay the Executive the
Executive's full base salary through the Date of Termination at the rate equal to the greater of the rate in effect on the date prior to the Change in Control and the rate in effect at the time Notice of Termination is given, plus all other amounts to which the Executive is entitled under any compensation plan of the Company in effect on the date, the payments are due, except as otherwise provided below;

                           (ii) in lieu of any further salary payments to the
Executive for periods subsequent to the Date of Termination, except as provided in Paragraph 23(c) below, the Company shall pay as severance pay to the Executive a lump sum severance payment equal to 100% of the Executive's

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

annual salary as determined on the Date of Termination or the date on which a Change in Control occurs, whichever is greater;

                  (b) Date Benefits Due. The payments provided for in Paragraph 23(a) above shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 7872(f)(2) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive repayable on the fifth day after demand by the Company (together with interest at the rate provided in Section 7872(f)(2) of the Code).

                  (c) Reduction to Avoid Non-Deductibility. Any of the other provisions of this Agreement notwithstanding, if any payment to be made by the Company pursuant to this Agreement to the Executive or for the Executive's benefit (the "Payments") otherwise would not be deductible by the Company for Federal income tax purposes due to the provisions of the Code Section 280G, the aggregate present value (determined as of the date of the Change in Control) of the Payments shall be reduced (but not to a negative amount) to an amount expressed in the present value as of such date (the "Reduced Amount") that maximizes the present value of the Payments without causing any payment to be nondeductible by the Company due to the Code Section 280G. The determination of the Reduced Amount and the accompanying reduction in Payments shall be made by the independent certified public accountants for the Company. Any such decrease in Payments shall be applied to the amounts to be paid to the Executive or for the Executive's benefit hereunder in the following order but only to the extent such amounts would be taken into account in determining whether the Payments constitute "parachute payments" within the meaning of the Code Section 280G(b)(2)(A): (i) to decrease the amounts payable to the Executive pursuant to Subparagraph 5(c); (ii) to decrease the amounts payable to the Executive pursuant to Subparagraph 23(a)(ii);

                  (d) Determination of Reduced Amount. The determination of the Reduced Amount and of the reduction in the Payments shall be communicated to the Executive in writing by the Company. If the Executive does not agree with such determinations, the Executive may give written notice of such disagreement to the Board within five (5) days of the Executive's receipt of the

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

determination, and within fifteen (15) days after the Executive's notice of disagreement, the Executive shall deliver to the Board the Executive's calculation of the reduction in Payments. If the Executive fails to give notice of disagreement or to furnish the Executive's calculation in accordance with the provisions of the immediately preceding sentence, the Executive shall be conclusively deemed to have accepted the determinations made by the independent public accountants for the Company. If the accountants for the Company and the Executive's accountants are unable to agree upon the reduction of Payments within ten (10) days of the receipt of the Board of the Executive's calculation, the determination of the reduction in Payments shall be made by a third accounting firm picked by the Company's accountants and the Executive's accountants (the "Arbiter") whose determination shall be final and binding upon the Executive and the Company, except to the extent provided below. The Company shall withhold for income tax purposes all amounts that the Company's independent certified public accountants believe that the Company is required to withhold.

                  (e) Arbiter to Resolve Disputes. The Arbiter's and the Company's accountant's fees shall be borne solely by the Company. The Executive's accountant's fees shall be borne by the Executive.

                  (f) Final Payment. As promptly as practicable after the final determination of the reduction in Payments, the Company shall pay to the Executive or for the Executive's benefit the amounts determined to be payable.

                  (g) IRS Ruling. In the event there is a final determination by the Internal Revenue Service or by a court of competent jurisdiction that any portion of the Payments are not deductible by the Company by reason of Section 280G, then the amount of the Payments that exceeds the amount deductible by the Company shall be deemed to be a loan by the Company to the Executive, which shall be repaid by the Executive five (5) days after delivery of a demand by the Company therefore together with interest from the date paid by the Company to the date repaid by the Executive at the rate provided for a demand loan in
Section 7872(f)(2) of the Code.

                  (h) Interpretation. The provisions of this Paragraph 23 shall be interpreted in a manner that will avoid the disallowance of a deduction to the Company pursuant to Section 280G and the imposition of excise taxes on the Executive under Section 4899 of the Code.

                  (i) Definitions. For the purposes of this Agreement, the following terms shall mean:

                           (i) "Incumbent Board" shall mean the members of the
Board, who were members of the Board prior to the date of this Agreement.

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

                           (ii) "Subsidiary" shall mean any corporation of which
an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Company, or is otherwise controlled by the Company.

                           (iii) "Good Reason" shall mean, without the
Executive's express written consent, the occurrence of any of the following circumstances unless, such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in Paragraphs 23(i)(iv) and (v), respectively, given in respect thereof:

                                    (A) the assignment to the Executive of any
duties inconsistent with the Executive's status as President and/or Chief Operating Officer of the Company, or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to a Change in Control of the Company;

                                    (B) a reduction by the Company in the
Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company;

                                    (C) [Intentionally omitted];

                                    (D) the failure by the Company, without the
Executive's consent, to pay to the Executive any portion of the Executive's current compensation, except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, or the failure by the Company to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                                    (E) the failure by the Company to continue
in effect any compensation plan in which the Executive participates that is material to the Executive's total compensation, including but not limited to the Company's Incentive Stock Option Plan, 401(k) plan, cafeteria or salary reduction plan, or any other or substitute plans adopted prior to a Change in Control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than the Executive's participation as it existed at the time of a Change in Control of the Company;

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

                                    (F) unless such action is pursuant to an
across-the-board reduction in benefits similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, automobile reimbursement, Company credit card, medical, health and accident, or disability plans, if any, in which the Executive was participating at the time of a Change in Control of the Company, or the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company, or the failure by the Company to provide the Executive with the number of paid vacation or sick days to which the Executive is entitled under this Agreement at the time of a Change in Control of the Company;

                                    (G) the failure of the Company to obtain a
satisfaction agreement from any successor to assume and agree to perform this Agreement, as contemplated in Paragraph 5 hereof; or

                                    (H) any purported termination of the
Executive's employment that is not affected pursuant to a Notice of Termination satisfying the requirements of Subparagraph 23(i)(iv) below (and, if applicable, the requirement of Paragraph 15 above); for purposes of this Agreement, no such purported termination shall be effective.

                           The Executive's right to terminate the Executive's
employment pursuant to this paragraph shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of right with respect to, any circumstances constituting Good Reason hereunder.

                           (iv) "Notice of Termination" shall mean a notice that
shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                           (v) "Date of Termination" shall mean (A) if
employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided, that the Executive shall not return to the full-time performance of the Executive's duties during such thirty (30) day period), or (B) if employment is terminated due to Death of the Executive, upon the Death of the Executive or (C) if employment is terminated pursuant to any other provision in this Agreement, the date specified in Notice of Termination (which, in the case of a termination pursuant to any provision of this Agreement other than for

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

Disability and Death shall not be less than fifteen (15) nor more than sixty
(60) days, respectively, from the date such Notice of Termination is given).

                           Anything to the contrary herein notwithstanding,
twenty-four hours after written notice to the Executive, the Company may relieve the Executive of authority to act on behalf of, or legally bind, the Company, provided, that any such action by the Company shall be without prejudice to the Executive's right to the compensation and benefits provided under this Agreement and the Executive's right to termination hereunder under such circumstances and with the compensation and benefits following such termination as provided in this Agreement.

                           (vi) "Disability"- If the Executive, due to physical
or mental illness or incapacity, is unable fully to perform his duties herein for twelve (12) consecutive months.

                           (vii) "Death"- If the Executive shall die during the
term of this Agreement.

                           (viii) ""Retirement"- Shall mean termination in
accordance with the Company's retirement policy, if any, including early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with the Executive's consent with respect to the Executive.

                           (ix) "Change in Control"- . No benefits shall be
payable hereunder unless an event as set forth below shall have occurred (hereinafter called a "Change in Control"):

                  (a) Any person including any individual, firm, partnership or other entity, together with all Affiliates and Associates (as defined by ss.240.12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such person, directly or indirectly acquires securities of the Company's then outstanding securities representing thirty percent (30%) or more of the voting securities of DriverShield or the Company, such person being hereinafter referred to as an Acquiring Person; or, but excluding:

                                    (A) a trustee or other fiduciary holding
securities under an employee benefit plan of the Company or any Subsidiary of the Company, or

                                    (B) a corporation owned, directly or
indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, or

                                    (C) the Company or any Subsidiary of the
Company, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), or

                                    (D) a person who acquires securities of the
Company directly from the Company pursuant to a transaction that has been approved by a vote of at least a majority of the Incumbent Board, or

                  (b) Individuals who, on the date hereof, constitute the Incumbent Board shall cease for any reason to constitute a majority of the Board; or

                  (c) The stockholders of the Company or DriverShield approve a merger or consolidation of the Company or DriverShield with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company or DriverShield outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent
(50)% of the combined voting power of the voting securities of the Company or DriverShield or such other surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company or DriverShield approve a plan of complete liquidation of the Company or DriverShield or an agreement for the sale or disposition by the Company or DriverShield of all or substantially all of the Company's or DriverShield's assets.









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

27.      Legal Fees
         ----------

         The Company shall bear the cost of the Executive's legal fees regarding any dispute or controversy arising under or in connection with this Agreement should the dispute be finally adjudicated in favor of the Executive.

25.      Indemnification.
         ---------------

         The Executive has provided the Company with a true and exact executed copy of an Employment Agreement dated June 30, 1995 (the "HCC Employment Agreement") by and between the Executive and Health Containment Corporation, d/b/a Health Alliance Network ("HCC") and an Amendment dated July 1, 2000 (the "HCC Amendment"). Upon the Executive satisfying the sixty (60) day written notice requirement for voluntary resignation as set forth in Section 6 of the HCC Employment Agreement and based upon the Executive's representation that the only contractual agreements between himself and HCC are the HCC Employment Agreement and the HCC Amendment, the Company shall indemnify the Executive against any and all claims, including legal representation provided by the Company, commenced against the Executive by HCC based upon his previous employment under the HCC Employment Agreement and his employment by the Company.














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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.

DRVR, INC.                          STEVEN T. DELISI



By:                                 By:
   ---------------------------         -------------------------

Title:                              Dated:
      --------------------------          ----------------------

Dated:
      ---------------------



























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